UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported:  July 27, 2007

APA ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-16106	41-1347235
(State of other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2950 NE 84th Lane, Blaine, MN  55449
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (763) 784-4995

(Former name, former address and former fiscal year, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 24, 2007, our Board of Directors adopted the recommendations of management and voted to terminate the Optronics business segment. The Board resolution authorizes the liquidation of all assets associated within this segment. The Optronics segment was based on the ultraviolet (UV) detection and measurement devices developed from the Company’s GaN technology. The loss on disposition of assets and inventory and closure of operations is estimated to be $436,000. Liquidation of this business segment does not involve a “significant” amount of assets, as that term is defined in Instruction 4 to Item 2.-01 of Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year

On July 24,, 2007, the Board of Directors of the Company approved a change in the fiscal year end of the Company from March 31 to September 30. The Company intends to file a transitional report on Form-10KSB for transitional period ending September 30, 2007. The first complete new fiscal year will be the period from October 1, 2007 through September 30, 2008.

Item 9.01 Financial Statements and Exhibits

Exh 99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2007	APA ENTERPRISES, INC.

	By	/s/ Cheryl Beranek Podzimek
Cheryl Beranek Podzimek, Chief Executive Officer (Principal Executive Officer) and authorized signatory